Exhibit 10.13

CREDIT AGREEMENT

This Credit Agreement (this “Agreement”) is dated as of July 21, 2016 (the “Closing Date”) and entered into by and among CARDLYTICS, INC., a Delaware corporation (“Borrower”), COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager (“Investment Manager”), and NATIONAL ELECTRICAL BENEFIT FUND, as Lender (“Lender”).

RECITALS:

Whereas, Borrower desires that Lender extend a term credit facility to Borrower, to provide long term working capital financing for Borrower, to repay existing indebtedness and to provide funds for other general corporate purposes of Borrower; and

Whereas, Borrower desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Investment Manager, for the benefit of Investment Manager and Lender, a security interest in and lien upon substantially all of its personal and real property; and

Whereas, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference.

Now, Therefore, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lender and Investment Manager agree as follows:

ARTICLE 1

AMOUNTS AND TERMS OF LOAN

1.1 Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein:

(a) Loan.

(i) Note and Draw Period. Borrower has executed and delivered to Lender a senior subordinated secured promissory note in the form of note attached hereto as Exhibit 1.1, payable to the order of Lender in the principal amount of Twenty-Four Million Dollars ($24,000,000) (the “Note”). Subject to the terms and conditions of this Agreement, during the Draw Period, Lender shall make Loans to Borrower not exceeding Twenty-Four Million Dollars ($24,000,000) in the aggregate (the “Loan Amount Maximum”). When repaid, no Loan may be re-borrowed.

(ii) Initial Loan. The initial Loan (the “Initial Loan”) (which shall be in the principal amount of Nineteen Million Dollars ($19,000,000)) shall be advanced by Lender to Borrower upon the satisfaction of the conditions to closing set forth in Section 2.1 of this Agreement.

(iii) Subsequent Loan. From and after such time that Borrower has achieved the Second Draw Milestone, if Borrower so elects, Lender shall make one (1) additional Loan to Borrower (the “Subsequent Loan”) in the principal amount of up to Five Million Dollars ($5,000,000).

(iv) Procedures for Borrowing. If Borrower elects to borrow amounts pursuant to this Section 1.1, Borrower shall provide to Investment Manager (in addition to all other deliverables required pursuant to Section 2.1 and 2.2) a written notice (each a “Loan Advance Notice”) specifying the date on which the Loan shall be advanced (the “Loan Advance Date”), which Loan Advance Date must be no earlier than three (3) Business Days after Investment Manager’s receipt of the Loan Advance Notice.

1.2 Warrant. On the Closing Date, Borrower shall issue to Lender, as part of its inducement to make the Loan, a warrant (the “Warrant”) entitling Lender to purchase, at an exercise price of $5.00 per share, 388,500 shares of Borrower’s Common Stock, all of which will be issued and fully vested on the Closing Date. The Warrant shall be in the form attached hereto as Exhibit 1.2. Borrower and Lender, as a result of arm’s length bargaining, agree that:

(a) Neither Lender, Investment Manager nor any affiliated company of Lender or Investment Manager has rendered any services to Borrower in connection with this Agreement;

(b) The Warrant is not being issued as compensation; and

(c) All tax returns and other information return of each party relative to this Agreement and the Note and the Warrant issued pursuant hereto shall consistently reflect the matters agreed to in (a) and (b) above.

1.3 Note.

(a) Security. The Note and the Obligations of Borrower shall be secured in accordance with the terms of the Collateral Documents.

(b) Maturity. The outstanding principal amount of the Note issued under this Agreement, any accrued and unpaid interest thereon, and all other amounts then owing by Borrower to Lender or Investment Manager hereunder shall be due and payable in full on July 21, 2019 (the “Maturity Date”), unless such amounts become due and payable earlier in accordance with the terms of this Agreement, any Loan Document or otherwise.

(c) Interest. The outstanding principal amount of the Loans shall bear interest at the Interest Rate. Accrued interest on the outstanding principal amount of the Loans shall be payable in cash in arrears on each Quarterly Interest Payment Date. All accrued and unpaid interest shall be payable by Borrower to Lender upon any of the following: (i) the Maturity Date, (ii) a Liquidity Event, (iii) a Partial Liquidity Event, (iv) the date of any prepayment or (v) at such other time such amount becomes due and payable in accordance with the terms of this Agreement. All computations of interest payable hereunder shall be on the basis of a three hundred sixty (360)-day year consisting of twelve (12) thirty (30)-day months and actual days elapsed in the period of which such interest is payable. Notwithstanding the above, upon the occurrence and continuation of an Event of Default, at Lender’s sole option, the Interest Rate shall immediately increase by two percent (2.0%) per annum (the “Default Rate”).

2

Notwithstanding the foregoing, provided no Default or Event of Default has occurred and is continuing, prior to the Maturity Date, Borrower shall have the option to pay-in-kind (each, an “In Kind Payment”), rather than in cash, the interest otherwise payable on the Loans on each Quarterly Interest Payment Date in excess of three percent (3%) per annum, by sending Investment Manager, on or before the date such payment of interest is due, written notice of Borrower’s election to make an In Kind Payment. The amount of each In Kind Payment shall be automatically added to the principal balance of the Loan, and such sum shall accrue interest at the Interest Rate (subject to imposition of the Default Rate, if applicable). Upon the request of Investment Manager or Lender, Borrower shall immediately execute and deliver to Investment Manager a Replacement Note payable to Lender in the form of Exhibit 1.1B attached hereto which shall evidence the obligations of Borrower under the Loans as increased by the In Kind Payments. Investment Manager’s determination of the amount of In Kind Payments and the resulting principal balance of the Note shall be deemed conclusive absent manifest error on the part of Investment Manager.

1.4 Standby Fee. On each Quarterly Interest Payment Date during the Draw Period, and on the last day of the Draw Period, Borrower shall pay to Investment Manager, for the benefit of Lender, payable quarterly in arrears, a fully earned, non-refundable fee (the “Standby Fee”) in an amount equal to three quarters of one percent (0.75%) per annum of the unused portion of the Subsequent Loan. The amount of each Standby Fee shall be automatically added to the principal balance of the Loan, and such sum shall accrue interest at the Interest Rate (subject to imposition of the Default Rate, if applicable).

1.5 Facility Fee. On the Closing Date, Borrower shall pay to Investment Manager, for the benefit of Lender, a fully earned, non-refundable facility fee equal to Three Hundred Eighty Thousand Dollars ($380,000) and at the time the Subsequent Loan is requested, Borrower shall pay to Investment Manager a fully earned, non-refundable facility fee of two percent (2%) of the amount of the Subsequent Loan (collectively, the “Facility Fee”).

1.6 Expenses and Attorneys Fees; Good Faith Deposit. Borrower agrees to pay or reimburse Investment Manager and Lender for: (a) all costs, expenses and other charges in respect of any lien, tax and judgment searches performed by a service firm, to be chosen by Investment Manager in its sole discretion, in connection with the transactions contemplated by the Loan Documents and other collateral searches and filings; (b) all reasonable out-of-pocket costs and expenses of Investment Manager and Lender including the legal fees and disbursements of Troutman Sanders LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the other instruments and agreements entered into pursuant hereto and thereto; provided, that Borrower shall have no reimbursement obligation for any legal fees of Investment Manager and Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents executed on the date hereof in excess of Sixty Thousand Dollars ($60,000); and provided, further, that for the avoidance of doubt, neither Investment Manager nor Lender shall be required to return the non-refundable advance from Borrower in the amount of Twenty Thousand Dollars ($20,000) unless the transactions contemplated by this Agreement and the Loan Documents are not consummated solely due to the decision of Investment Manager or Lender and then only to the extent of the excess (if any) of such advance over the expenses of Investment Manager and Lender entitled to reimbursement hereunder; (c) all reasonable out-of-

3

pocket costs and expenses of Investment Manager and Lender including the fees and disbursements of counsel for Investment Manager and Lender, incurred in connection with the negotiation, preparation, execution and delivery of any modification, supplement or waiver of this Agreement and any other Loan Documents (whether or not consummated); provided, that Borrower shall have no reimbursement obligation for any out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of the Loan Documents executed on the Closing Date in excess of Five Thousand Dollars ($5,000); (d) all expenses of Investment Manager and Lender including the fees and disbursements of counsel for Investment Manager and Lender in connection with (1) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (A) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (B) judicial or regulatory proceedings and (C) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (2) the enforcement of this Section 1.6; and (e) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by the Collateral Documents or any other document referred to therein. Payments under this Section shall be made promptly and in any case no later than ten (10) days after written demand therefor. The non-refundable advance from Borrower to Investment Manager in the amount of Twenty Thousand Dollars ($20,000) shall be credited to the reimbursement of any expenses of Investment Manager and Lender incurred as of the Closing Date and entitled to reimbursement hereunder. The remaining amount, if any, of the non-refundable advance from Borrower shall be credited to the Facility Fee payable under Section 1.5 above.

1.7 Payments. All payments by Borrower of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Lender, for the benefit of Investment Manager and Lender, as applicable, by wire transfer to the account of Lender specified on the signature page hereof or such other place as Investment Manager may from time to time designate in writing. Borrower shall receive credit on the day of receipt for funds received by Investment Manager by 2:00 p.m. (Eastern Time). Funds received after 2:00 pm (Eastern Time) shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

1.8 Prepayments.

(a) Voluntary Prepayments. At any time and from time to time, Borrower may prepay the amounts due under the Note, in whole or in part. Any prepayment shall include all costs and fees incurred as of the date of payment, all accrued and unpaid interest, and the principal amount intended to be prepaid. Prepayments shall be applied in accordance with Section 1.9 or as otherwise may be agreed by Lender. If Borrower elects to prepay all or any part of the principal due under the Note pursuant to this Section 1.8(a), Borrower shall give

4

notice of such prepayment to the Investment Manager to be prepaid not less than ten (10) days or more than sixty (60) days prior to the date fixed for prepayment, specifying the amounts to be repaid as required by this Section 1.8(a).

(b) Mandatory Prepayment.

(i) Maturity Date, Acceleration and Liquidity Event. Upon the earliest to occur of (a) the Maturity Date, (b) the acceleration of the Loans following the occurrence of an Event of Default, or (c) a Liquidity Event, Borrower shall immediately pay to Lender all amounts due under the Loan as set forth in this Agreement, including, without limitation, all costs and fees incurred as of the date of payment, all accrued and unpaid interest, and the principal outstanding as of the date of such payment. The payments shall be applied in accordance with Section 1.9.

(ii) Partial Liquidity Event. Upon the occurrence of a Partial Liquidity Event, Borrower shall use all proceeds of such Partial Liquidity Event exceeding the Excess Proceeds Amount (the “Excess Proceeds”) to immediately pay all costs and fees incurred by Investment Manager and Lender as of the date of payment and all accrued and unpaid interest. The payments shall be applied in accordance with Section 1.9.

1.9 Application of Payments. With respect to any payment hereunder, including without limitation the prepayments described in Sections 1.8(a) and 1.8(b), such payments shall be applied: first, to all accrued and unpaid interest due on the Note and all fees and expenses due and payable pursuant to this Agreement; second, to reduce the outstanding principal balance under the Note; and third, to any other Obligations of Borrower owing to Investment Manager or Lender hereunder or under any Loan Document.

1.10 Application of Insurance Proceeds. So long as no Event of Default has occurred and is then continuing, proceeds of the insurance maintained by Borrower and payable as a result of loss of or damage to any of the tangible Collateral shall be paid to Borrower to be applied, in Borrower’s discretion, toward the replacement, restoration or repair of the tangible Collateral which may be lost, stolen, destroyed or damaged or acquisition of other assets useful to the business of Borrower. All amounts payable while any Event of Default is continuing shall be paid to Investment Manager to be applied, in Investment Manager’s discretion, toward payment of the Obligations or toward the replacement, restoration or repair; of the tangible Collateral which may be lost, stolen, destroyed or damaged. To the extent of Investment Manager’s rights to receive insurance proceeds under this Section 1.10, Borrower irrevocably appoints Investment Manager as Borrower’s attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any of Borrower’s insurance policies.

1.11 ERISA Matters. Each of the Investment Manager and Lender represents and warrants that the consummation of the transactions contemplated by this Agreement will not result in a nonexempt prohibited transaction under section 406 of ERISA. In making the foregoing representation, Investment Manager and Lender may rely on Borrower’s representation set forth in
Section 3.4(b) of this Agreement.

5

ARTICLE 2

CONDITIONS TO LOANS

2.1 Conditions to Initial Loan. The obligation of Lender to make the initial Loan, as provided in Section 1.1 hereof, shall be subject to the performance by Borrower of its agreements to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

(a) Representations and Warranties. The representations and warranties of Borrower contained in Article 3 hereof shall be true and correct in all material respects as of the Closing Date (as modified by the Disclosure Schedules delivered as of the Closing Date) as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

(b) Compliance with Loan Documents, No Default or Event of Default. Borrower shall have performed and complied with all agreements, covenants and conditions contained in the Loan Documents which are required to be performed or complied with by it prior to or on the Closing Date. No Default or Event of Default shall exist prior to or after giving effect to the transactions contemplated on the Closing Date.

(c) Officer’s Certificate. Investment Manager shall have received a certificate, dated the Closing Date, signed by the President or the Chief Financial Officer of Borrower, certifying that the conditions specified in Sections 2.1(a), (b), and (d) hereof have been fulfilled.

(d) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

(e) Adverse Development. There shall have been no developments in the business of Borrower, which in the opinion of Investment Manager or Lender could reasonably be expected to have a Material Adverse Effect.

(f) Approval of Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Investment Manager or Lender and their counsel; and Investment Manager shall have received copies of all documents or other evidence which they and their counsel may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance reasonably satisfactory to Investment Manager or Lender and their counsel.

(g) Other Fees and Expenses. Borrower shall have paid to Investment Manager all other amounts payable hereunder, including the payment of the fees and expenses of Troutman Sanders LLP, counsel to Investment Manager.

(h) Secretary’s Certificate. Investment Manager shall have received a certificate, dated the Closing Date, signed by the Secretary or Assistant Secretary, as the case may be, of Borrower certifying that (i) its certificate of incorporation annexed thereto is in full

6

force and effect without any amendment, (ii) the by-laws annexed thereto are correct and complete as in effect on the date thereof; and (iii) the resolutions annexed thereto approving the transactions contemplated herein have been duly approved by the Board of Directors of Borrower and remain in full force and effect.

(i) Security Interests. All action necessary or determined by Investment Manager to be desirable to create and perfect the security interests purported to be created by the Collateral Documents shall have been taken or completed, including the execution and delivery of the Collateral Documents and provisions shall have been made for the filing of the Uniform Commercial Code financing statements, delivery of instruments or securities.

(j) Insurance. Investment Manager shall have received evidence that the insurance required to be maintained under this Agreement and the Collateral Documents is in full force and effect and that Investment Manager or Lender has been named as lender loss payee or additional insured, as appropriate, under the applicable insurance policies.

(k) Other Documents. Borrower shall have executed and delivered to Investment Manager, for the benefit of Lender, the Note and the Warrant.

(l) Payoff Letter. Investment Manager shall have received an executed payoff letter from Gold Hill Capital 2008, L.P.

(m) Senior Lender Subordination Agreement. Borrower and Senior Lender shall have executed and delivered to Investment Manager the Senior Lender Subordination Agreement.

(n) Subordinated Lender Subordination Agreement. Borrower and Subordinated Lenders shall have executed and delivered to Investment Manager the Subordinated Lender Subordination Agreement.

2.2 Conditions to all Loans. The obligation of Lender to make each Loan, as provided in Section 1.1 hereof (including the initial Loan), shall be subject to the performance by Borrower of its agreements to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

(a) Representations and Warranties. The representations and warranties of Borrower contained in Article 3 hereof shall be true and correct in all material respects on each Loan Advance Date (as modified by the Disclosure Schedules delivered as of the Loan Advance Date) as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

(b) Compliance with Loan Documents, No Default or Event of Default. Borrower shall have performed and complied with all agreements, covenants and conditions contained in the Loan Documents which are required to be performed or complied with by it prior to or on the Loan Advance Date, or failure to so comply shall have previously been cured or waived. No Default or Event of Default shall exist prior to or after giving effect to the transactions contemplated on the Loan Advance Date.

7

(c) Officer’s Certificate. Investment Manager shall have received a certificate, dated the Loan Advance Date, signed by the President or the Chief Financial Officer of Borrower, certifying that the conditions specified in Sections 2.2(a), (b), and (d) hereof have been fulfilled.

(d) Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

(e) Adverse Development. There shall have been no developments in the business of Borrower, which in the opinion of Investment Manager or Lender would reasonably be expected to have a Material Adverse Effect.

2.3 Post-Closing Condition. Within thirty (30) days after the Closing Date, Investment Manager shall have received, in form and substance satisfactory to Investment Manager, an executed landlord consent, acceptable to Investment Manager, with respect to Borrower’s headquarter located at 675 Ponce de Leon Ave., NE, Suite 6000, Atlanta, Georgia 30308.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Investment Manager and Lender to enter into the Loan Documents and to make the Loan, Borrower represents, warrants and covenants to Investment Manager and Lender that the following statements are true, correct and complete in all material respects as of each Loan Advance Date. Such representations and warranties are subject to the qualifications and exceptions set forth in the Disclosure Schedules delivered to Investment Manager in connection herewith. References to the knowledge or awareness of Borrower are deemed to include the actual knowledge of any officer or director of Borrower or any of its Subsidiaries after due inquiry.

3.1 Disclosure. No representation or warranty of Borrower contained in this Agreement, the Financial Statements, or any other document, certificate or written statement furnished to Investment Manager or Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made; provided that Investment Manager and Lender acknowledge that the Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 6.1(f) are forward-looking statements and not to be viewed as statements of fact.

3.2 No Material Adverse Effect. Since the Closing Date, there have been no events or changes in facts or circumstances affecting Borrower or any of its Subsidiaries which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

3.3 No Conflict; Compliance. The consummation of the transactions contemplated by this Agreement and the other Loan Documents does not and will not violate or conflict with

8

any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of Borrower or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Borrower (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, conditions and covenants contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all material licenses, qualifications and permits necessary for the conduct of their respective businesses as presently conducted and expected to be conducted.

3.4 Organization, Powers, Capitalization and Good Standing.

(a) Organization and Powers. Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which Borrower and its Subsidiaries are qualified to do business are set forth on Schedule 3.4(a). Borrower and each of its Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each of the Loan Documents to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the transactions contemplated by this Agreement and the other Loan Documents.

(b) Capitalization. (i) The authorized Stock of each of Borrower and each of its Subsidiaries is as set forth on Schedule 3.4(b); (ii) all issued and outstanding Stock of Borrower and each of its Subsidiaries is duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens other than Permitted Encumbrances, and such Stock was issued in compliance in all material respects with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of Borrower and each of its Subsidiaries and the percentage of their fully diluted ownership of the Stock of each of Borrower and each of its Subsidiaries is set forth on Schedule 3.4(b); and (iv) no Stock of Borrower or any of its Subsidiaries, other than those described above, are issued and outstanding. Except as provided in Schedule 3.4(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Borrower or any of its Subsidiaries of any Stock of any such entity.

(c) Binding Obligation. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and laws affecting the rights of creditors generally and by general principles of equity whether considered at law or in equity.

9

3.5 Financial Statements and Projections. All Financial Statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished to Investment Manager or Lender pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments. The Projections delivered on or prior to the Loan Advance Date and the updated Projections delivered pursuant to Section 6.1(f) were (or will be) prepared on the basis of the assumptions stated therein and such assumptions were (or will be) reasonable at the time prepared.

3.6 Intellectual Property. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all registered Intellectual Property, except where the failure to so own or license would not reasonably be expected to have a Material Adverse Effect. All such Intellectual Property is identified on Schedule 3.6 and fully protected and/or duly and properly registered, in the process of registering, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. All Intellectual Property owned by Borrower and each of its Subsidiaries is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.6, the use of such Intellectual Property by Borrower and its Subsidiaries and the conduct of their businesses do not, and, to the knowledge of the Borrower, have not been alleged by any Person to infringe on the rights of any Person.

3.7 Investigations, Audits, Etc. Except as set forth on Schedule 3.7, neither Borrower nor any of its Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

3.8 Employee Matters. Except as set forth on Schedule 3.8, there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of Borrower after due inquiry, threatened between Borrower or any of its Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of Borrower and each of its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters. Except as set forth on Schedule 3.8, neither Borrower nor any of its Subsidiaries is party to an employment contract.

3.9 Solvency. Each of Borrower and its Subsidiaries is Solvent.

3.10 Litigation; Adverse Facts. Except as set forth on Schedule 3.10, there are no judgments outstanding against Borrower or any of its Subsidiaries or affecting any property of Borrower or any of its Subsidiaries, nor is there any Litigation pending, or to the knowledge of Borrower threatened, against Borrower or any of its Subsidiaries which would reasonably be expected to result in any Material Adverse Effect.

10

3.11 Use of Proceeds; Margin Regulations.

(a) No part of the proceeds of the Loans will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Investment Manager, Borrower will furnish to Investment Manager and Lender a statement to the foregoing effect in conformity with the requirements of FR Form G 3 or FR Form 0 1, as applicable, referred to in Regulation U.

(b) Borrower shall utilize the proceeds of the Loans solely for the financing of Borrower’s ordinary long term working capital, make capital improvements and expenditures, and the retirement of existing Indebtedness.

3.12 Ownership of Property; Liens. The real estate (“Real Estate”) listed in Schedule 3.12 constitutes all of the real property owned, leased, subleased, or used by Borrower or any of its Subsidiaries. Borrower and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 3.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Investment Manager have been delivered to Investment Manager. Schedule 3.12 further describes any Real Estate with respect to which Borrower or any of its Subsidiaries is a lessor, sublessor or assignor. Borrower and each of its Subsidiaries also have good and marketable title to, or valid leasehold interests in, all of the personal property and assets necessary for the operation of Borrower’s business. None of the properties and assets of Borrower or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of Borrower or any of its Subsidiaries. Borrower and each of its Subsidiaries have received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower’s or such Subsidiary’s right, title and interest in and to all such Real Estate and other properties and assets necessary for the operation of Borrower’s business. Schedule 3.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. No portion of Borrower’s or any of its Subsidiaries’ Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. All material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

11

3.13 Environmental Matters.

(a) Except as set forth in Schedule 3.13: (i) the Real Estate is free of contamination from any Hazardous Material; (ii) neither Borrower nor any of its Subsidiaries has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate; (iii) Borrower and its Subsidiaries are and have been in compliance with all Environmental Laws; (iv) Borrower and its Subsidiaries have obtained, and are in compliance with, all material Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted and all such Environmental Permits are valid, uncontested and in good standing; (v) neither Borrower nor any of its Subsidiaries is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials and neither Borrower nor any of its Subsidiaries has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material; (vii) no notice has been received by Borrower or any of its Subsidiaries identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrower, there are no facts, circumstances or conditions that may result in any of Borrower or its Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) Borrower has provided to Investment Manager copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities relating to Borrower or its Subsidiaries.

(b) Borrower hereby acknowledges and agrees that neither Investment Manager nor Lender (i) is now, or has ever been, in control of any of the Real Estate or affairs of Borrower or its Subsidiaries, and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence Borrower’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

3.14 ERISA.

(a) Schedule 3.14 lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to Investment Manager. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, to the knowledge of Borrower, nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither Borrower nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject Borrower to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

12

(b) Except as set forth in Schedule 3.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) neither Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of Borrower or any ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of Borrower or any ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of Borrower or its ERISA Affiliate; (vi) except in the case of any ESOP, Stock of Borrower and its ERISA Affiliates makes up, in the aggregate, no more than ten percent (10%) of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

3.15 Brokers. No broker or finder acting on behalf of Borrower or its Affiliates brought about the obtaining, making or closing of the Loan, and neither Borrower nor its Affiliates have any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.16 Deposit and Disbursement Accounts. Schedule 3.16 lists all banks and other financial institutions at which Borrower maintains deposit or other accounts, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.17 Material Agreements; Customers and Suppliers.

(a) Schedule 3.17(a) sets forth a true and complete list of each Material Agreement to which Borrower is a party or is otherwise bound. Each Material Agreement is valid, binding and enforceable against Borrower and, to Borrower’s knowledge, the other parties thereto, and is in full force and effect in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) state and federal securities laws with respect to rights to indemnification or contribution. Except as set forth on Schedule 3.17(a), Borrower is not in default or breach under any of the Material Agreements, nor, to the knowledge of Borrower, is any other party thereto in default or breach thereunder, nor are there facts or circumstances to the knowledge of Borrower which have occurred which, with or without the giving of notice or the passage of time or both, would constitute a material default or breach under any of the Material Agreements.

13

(b) The relationships of Borrower with its suppliers are commercial working relationships and no material customer or material supplier has canceled or otherwise terminated its relationship with Borrower. To Borrower’s knowledge, no material customer or material supplier intends to cancel or materially curtail its relationship with Borrower.

3.18 Insurance. Schedule 3.18 lists all insurance policies of any nature maintained by Borrower.

ARTICLE 4

AFFIRMATIVE COVENANTS

Borrower agrees that from and after the date hereof and until the Termination Date:

4.1 Compliance With Laws and Contractual Obligations. Borrower will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Borrower or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by Borrower or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This Section 4.1 shall not preclude Borrower or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 5.2.

4.2 Maintenance of Properties; Insurance. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof, ordinary wear and tear excepted. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts reasonably acceptable to Investment Manager and will deliver evidence thereof to Investment Manager. Borrower will maintain business interruption insurance in at least the same amount as maintained on the Closing Date as evidenced in the insurance certificate delivered to

14

Investment Manager pursuant to Section 2.1(j). Borrower shall cause Investment Manager, pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to Investment Manager, to be named as lender’s loss payee in the case of casualty insurance, additional insured in the case of all liability insurance, and assignee in the case of all business interruption insurance, in each case for the benefit of Investment Manager and Lender. Borrower represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event Borrower fails to provide Investment Manager with evidence of the insurance coverage required by this Agreement, Investment Manager may purchase insurance at Borrower’s expense to protect Investment Manager’s interests in the Collateral. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Investment Manager may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may, and Investment Manager shall at the written request of Borrower, later cancel any insurance purchased by Investment Manager, but only after providing Investment Manager with evidence that Borrower has obtained insurance as required by this Agreement. If Investment Manager purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other Charges imposed by Investment Manager in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

4.3 Inspection; Lender Meeting. Borrower shall permit any authorized representatives of Investment Manager to visit, audit and inspect any of Borrower’s properties and those of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested, provided that, such visits, audits and inspections in excess of one (1) per year by the Investment Manager shall not be at the expense of Borrower, unless a Default or an Event of Default shall have occurred and be continuing. Representatives of Lender will, at Lender’s expense so long as no Default or Event of Default shall have occurred and be continuing, be permitted to accompany representatives of Investment Manager during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, Borrower will participate and will cause its key management personnel and those of its Subsidiaries to participate in a meeting with Investment Manager and Lender at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Investment Manager.

4.4 Organizational Existence. Except as otherwise permitted by Section 5.6, Borrower will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

4.5 Environmental Matters. Borrower shall and shall cause each of its Subsidiaries to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all material Environmental Laws and Environmental Permits; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to

15

maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Investment Manager promptly after Borrower or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate; and (d) promptly forward to Investment Manager a copy of any order, notice, request for information or any communication or report received by Borrower or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Investment Manager at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, then Borrower and its Subsidiaries shall, upon Investment Manager’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower’s expense, as Investment Manager may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Investment Manager and shall be in form and substance reasonably acceptable to Investment Manager, and (ii) permit Investment Manager or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Investment Manager deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Investment Manager for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

4.6 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Borrower shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from each lessor of leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location serving as the Company’s headquarters or where Collateral with an aggregate value of Two Hundred Fifty Thousand Dollars ($250,000) or more is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Investment Manager. After the Closing Date, no real property or warehouse space shall be leased by Borrower or its Subsidiaries and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date unless Borrower shall have used commercially reasonable efforts to obtain a landlord agreement or bailee letter, as appropriate, with respect to such location. Borrower shall and shall cause its Subsidiaries to timely and fully pay and perform their payment and other material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

4.7 New Subsidiaries. Borrower shall (a) cause each Person upon its becoming a Domestic Subsidiary of Borrower (provided that this shall not be construed to constitute consent by Lender to any transaction not expressly permitted by the terms of this Agreement), promptly

16

to guaranty the Obligations and to grant to Investment Manager, for the benefit of Investment Manager and Lender, a security interest in the real, personal and mixed property of such Person to secure the Obligations and (b) pledge, or cause to be pledged, to Investment Manager, for the benefit of Investment Manager and Lender, all of the Stock of such Subsidiary owned by Borrower to secure the Obligations (not to exceed 65% of the equity securities of any Subsidiary that is not a Domestic Subsidiary). The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Investment Manager.

4.8 Board Observation Rights; Management Rights. Borrower shall allow one representative designated by Investment Manager and who is an officer, member, manager, partner, agent or employee of Investment Manager (the “Observer”) to attend and observe all meetings of the Board of Directors of Borrower (and all Board committees) in accordance with the Board Observer Letter. Borrower shall also provide Investment Manager with certain management rights as set forth in the Board Observer Letter.

4.9 Further Assurances.

(a) Borrower shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Investment Manager or Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

(b) In the event Borrower acquires a fee interest in real property owned after the Closing Date, Borrower shall deliver to Investment Manager a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Investment Manager, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably requested by Investment Manager.

ARTICLE 5

NEGATIVE COVENANTS

Borrower agrees that from and after the date hereof until the Termination Date:

5.1 Indebtedness. Borrower shall not and shall not cause or permit its Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 5.4) except for “Permitted Indebtedness” as follows:

(a) the Obligations;

(b) Indebtedness not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding secured by purchase money Liens incurred with respect to Capital Leases;

(c) Indebtedness under the Senior Line of Credit or permitted under the Senior Lender Subordination Agreement;

17

(d) Indebtedness of Borrower secured by Permitted Encumbrances;

(e) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(f) Indebtedness existing on the date hereof and disclosed to Investment Manager in writing or as set forth on Schedule 5.1;

(g) Indebtedness to trade creditors and with respect to surety bonds and similar obligations (including letters of credit issued for the benefit of Borrower’s customers to ensure payment of consumer incentives) incurred in the ordinary course of business;

(h) Indebtedness of Borrower to UK Subsidiary and Indebtedness of UK Subsidiary to Borrower to the extent permitted under the definition of “Permitted Investments and Restricted Payments”; and

(i) Subordinated Debt.

5.2 Liens and Related Matters.

(a) No Liens. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of Borrower’s or such Subsidiary’s property or assets, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on Schedule 5.2).

(b) No Negative Pledges. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents and other than agreements constituting Indebtedness permitted under Section 5.1(b) or non-exclusive licenses entered into in the ordinary course of business) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired unless such prohibitions shall have been waived with respect to Investment Manager’s and Lender’s Lien in such properties or assets.

(c) No Restrictions on Subsidiary Distributions to Borrower. Except as provided herein or as set forth on Schedule 5.2, Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary’s Stock owned by Borrower or any other Subsidiary; (2) pay any Indebtedness owed to Borrower or any other; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

5.3 Investments. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly make or own any Investment in any Person except Permitted Investments and Restricted Payments.

18

5.4 Contingent Obligations. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except for “Permitted Contingent Obligations” as follows:

(a) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(b) those existing on the Closing Date and described in Schedule 5.4;

(c) Indebtedness to trade creditors incurred in the ordinary course of business; and

(d) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Investment Manager mortgagee title insurance policies.

5.5 Restricted Payments. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment except Permitted Investments and Restricted Payments.

5.6 Restriction on Fundamental Changes. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly: (a) change its name or jurisdiction of organization without providing Investment Manager not less than thirty (30) days prior written notice, (b) amend, modify or waive any term or provision of its organizational documents, including its certificate of incorporation, certificates of designations pertaining to preferred stock, or bylaws in any manner materially adverse to Lender unless required by law; (c) enter into any transaction of merger or consolidation except that, upon not less than five (5) Business Days prior written notice to Investment Manager, any wholly-owned Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other wholly-owned Subsidiary of Borrower; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or substantially all of the business or assets of any other Person.

5.7 Disposal of Assets or Subsidiary Stock. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for Permitted Transfers.

5.8 Transactions with Affiliates. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of Borrower, except (a) as set forth on Schedule 5.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any Borrower or any of its Subsidiaries and upon fair and reasonable terms not materially less favorable to any Borrower or any of its Subsidiaries (considered as a whole) than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers, directors and employees for services actually rendered to Borrower or any of its Subsidiaries and (d) the purchase of Borrower’s equity securities or issuance of Subordinated Indebtedness to Borrower’s investors.

19

5.9 Conduct of Business. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly engage in any business other than businesses of the type described on Schedule 5.9 and any other business reasonably related, ancillary or complimentary thereto.

5.10 Changes Relating to Indebtedness. Borrower shall not and shall not cause or permit its Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Sections 5.1(b), 5.1(c) and 5.1(d) if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default in a manner adverse to Borrower, Investment Manager or Lender or add or make more restrictive any covenant with respect to such Indebtedness; (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower or Lender; or (g) increase the portion of interest payable in cash with respect to any Indebtedness for which interest is payable by the issuance of payment-in-kind notes or is permitted to accrue; provided, that Borrower may amend the terms of the Senior Line of Credit to the extent not prohibited in the Senior Lender Subordination Agreement.

5.11 Fiscal Year. Borrower shall not change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years without thirty (30) days prior written notice to the Investment Manager.

5.12 Press Release; Public Offering Materials. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of Borrower, using the name of Investment Manager or Lender or their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Investment Manager or Lender unless (and only to the extent that) Borrower or such Affiliate is required to do so under law and then, in any event, Borrower or such Affiliate will consult with Investment Manager or Lender, as applicable, before issuing such press release or other public disclosure. Borrower consents to the publication by Investment Manager or Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Investment Manager or Lender shall provide a draft of any such tombstone or similar advertising material to Borrower for review and comment prior to the publication thereof. Investment Manager and Lender reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

5.13 Reserved.

20

5.14 Bank Accounts. Borrower shall not and shall not cause or permit its Subsidiaries other than UK Subsidiary to establish any new bank accounts, without prior written notice to Investment Manager and unless Investment Manager and the bank at which the account is to be opened enter into a control agreement pursuant to which such bank (a) acknowledges the security interest of Investment Manager in such bank account, (b) agrees to comply with instructions originated by Investment Manager directing disposition of the funds in the bank account without further consent from Borrower or its Subsidiary, and (c) agrees to subordinate and limit any security interest the bank may have in the bank account on terms reasonably satisfactory to Investment Manager (a “Control Agreement”) subject to the terms of the Senior Lender Subordination Agreement.

5.15 Hazardous Materials. Borrower shall not and shall not cause or permit its Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate except in compliance with Environmental Laws or Environmental Permits.

5.16 ERISA. Borrower shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event would reasonably be expected to have a Material Adverse Effect.

5.17 Sale Leasebacks. Borrower shall not and shall not cause or permit any of its Subsidiaries to engage in any sale leaseback, synthetic lease or similar transaction involving any of their respective assets.

5.18 Prepayments of Other Indebtedness. Borrower shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Indebtedness, other than (i) by conversion of such Indebtedness into equity securities of Borrower and; (ii) intercompany Indebtedness reflecting amounts owing to Borrower.

5.19 Changes to Material Contracts. Borrower shall not and shall not cause or permit any of its Subsidiaries to change or amend the terms of any Material Agreement if such change would have a Material Adverse Effect.

ARTICLE 6

FINANCIAL COVENANTS/REPORTING

Borrower covenants and agrees that from and after the date hereof until the Termination Date, Borrower shall perform and comply with all covenants in this Article 6.

6.1 Financial Statements and Other Reports. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures). Borrower will deliver each of the Financial Statements and other reports described below to Investment Manager.

21

(a) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each calendar month, Borrower will deliver the consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such month, and the related consolidated statement of income for such month.

(b) Year-End Financials. As soon as available and in any event within one hundred eighty (180) days after the end of each Fiscal Year of Borrower, unless Borrower’s board of directors shall have determined in its reasonable judgment not to require an audit for such Fiscal Year, Borrower will deliver to Investment Manager (1) the audited consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income and cash flow for such Fiscal Year, and (2) an unqualified opinion with respect to the consolidated Financial Statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Investment Manager. If Borrower’s board of directors shall have determined in its reasonable judgment not to require an audit for such Fiscal Year, Borrower shall deliver to Investment Manager within sixty (60) days after the end of each Fiscal Year the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income and cash flow for such Fiscal Year. Borrower further agrees to deliver to Investment Manager, promptly upon completion, any audited financial statements subsequently prepared for such Fiscal Year.

(c) Accountants’ Reports. Promptly upon receipt thereof, Borrower will deliver to Investment Manager copies of all significant reports submitted by Borrower’s firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d) Reserved

(e) Appraisals. At Borrower’s expense, Investment Manager may, from time to time, but no more often than once per calendar year, obtain appraisal reports in form and substance and from appraisers satisfactory to Investment Manager, stating the then current market values of all or any portion of the Real Estate and personal property owned by Borrower; provided, however, that Investment Manager may obtain such appraisal reports at any time there exists an Event of Default and such report shall not count against the one-per-year limitation set forth herein.

(f) Projections. At least annually and within ten (10) days after approval thereof by the Borrower’s board of directors, and within five (5) days of any amendment or updated thereto, Borrower will deliver to Investment Manager board-approved Projections of Borrower and its Subsidiaries for the forthcoming fiscal year.

(g) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver to Investment Manager copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Borrower or any of its Subsidiaries to their Stockholders generally, (2) all regular and periodic reports and all

22

registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person. Documents required to be delivered under clauses (2) and (3) of this Section 6.1(g) shall be deemed to have been delivered if links thereto are posted conspicuously on the Borrower’s website.

(h) Events of Default, Etc. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver to Investment Manager copies of all notices given or received by Borrower or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower’s chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which would reasonably be expected to result in the occurrence of, an Event of Default; (2) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 7.1(b); (3) any event or condition that result in any Material Adverse Effect; or (4) the occurrence of any “Default” or “Event of Default” under the Senior Line of Credit.

(i) Litigation. Promptly upon any officer of Borrower obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the knowledge of Borrower after due inquiry, threatened in writing against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries (“Litigation”) not previously disclosed by Borrower to Investment Manager or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any property of Borrower which, in each case, would reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Investment Manager and provide such other information as may be reasonably available to them to enable Investment Manager and its counsel to evaluate such matter.

(j) Notice of Corporate and other Changes. Borrower shall provide prompt written notice to Investment Manager of (1) any amendment to Borrower’s articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, and (2) any Subsidiary created or acquired by Borrower or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable. The foregoing notice requirement shall not be construed to constitute consent by Lender to any transaction referred to above which is expressly prohibited by the terms of this Agreement.

(k) Other Information. With reasonable promptness, Borrower will deliver to Investment Manager such other certificates, documents, information and data with respect to itself or any Subsidiary as from time to time may be reasonably requested by Investment Manager.

23

(l) Compliance Certificate. Together with each delivery of Financial Statements of Borrower and its Subsidiaries pursuant to Sections 6.1(a) and (b), Borrower will deliver to Investment Manager a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 6.1(l) signed by Borrower’s chief executive officer or chief financial officer.

(m) Taxes. Borrower shall provide prompt written notice to Investment Manager of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by Borrower or any of its Subsidiaries and (ii) any agreement by Borrower or any of its Subsidiaries or request directed to Borrower or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, in each case which would reasonably be expected to have a Material Adverse Effect.

(n) Board Materials. Borrower shall provide to Investment Manager all materials relating to and used in meetings and activities of Borrower’s Board of Directors in the normal course of business.

(o) 409a Valuation Reports. Borrower shall provide to Investment Manager promptly, but no later than five (5) days after completion, a copy of each 409a valuation report as to Borrower’s capital stock that Borrower completes after the Closing Date.

6.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial Statements and other information furnished to Investment Manager pursuant to Section 6.1 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that no Accounting Change shall affect the covenants, standards or terms in this Agreement; provided further that Borrower shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made. In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrower and Investment Manager agree to negotiate in good faith in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower, Investment Manager and Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred

24

6.3 Financial Covenants.

(a) Minimum Liquidity. Borrower shall maintain, at all times, a total balance of Cash in an account or accounts subject to a Control Agreement plus unrestricted availability under the Senior Line of Credit of not less than $3,000,000, to be certified to Investment Manager monthly. From and after the date on which Borrower provides Investment Manager with evidence satisfactory to Investment Manager that Borrower has achieved EBITDA of not less than $1,000,000 for two (2) consecutive Fiscal Quarters, this covenant will be permanently waived.

ARTICLE 7

DEFAULT, RIGHTS AND REMEDIES

7.1 Event of Default. “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(a) Payment. Failure to pay any installment or other payment of principal of any Loan when due or any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents within three (3) days of when due; or

(b) Default in Other Agreements. (1) Borrower or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loan) or any Contingent Obligations having an aggregate principal amount in excess of Five Hundred Thousand Dollars ($500,000) or (2) breach or default of Borrower or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loan) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of Five Hundred Thousand Dollars ($500,000) to become or be declared due prior to their stated maturity; or

(c) Breach of Certain Provisions. Failure of Borrower to perform or comply with any term or condition contained in that portion of Section 4.2 relating to Borrower’s obligation to maintain insurance, Section 2.3, Section 4.3, Section 4.7, Article 5 or Article 6; or

(d) Breach of Warranty. Any representation, warranty, certification or other statement made by Borrower or any Guarantor in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect (without duplication of materiality qualifiers contained therein) on the date made; or

(e) Other Defaults Under Loan Documents. Borrower defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 7.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days; or

25

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to Borrower or any Guarantor in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any Guarantor, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of Borrower, for all or a substantial part of the property of Borrower; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) Borrower commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or any Guarantor makes any assignment for the benefit of creditors; or (3) the Board of Directors of Borrower or any Guarantor adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 7.1(g); or

(h) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 7.1) involving an amount in the aggregate at any time in excess of Two Hundred Fifty Thousand Dollars ($250,000) (to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its assets and remains undischarged, unvacated, unbonded or unstayed for a period of ten (10) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(i) Dissolution. Any order, judgment or decree is entered against Borrower or any Guarantor decreeing the dissolution or split up of Borrower or such Guarantor and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Solvency. Borrower and the Guarantors, taken as a whole, cease to be Solvent, are unable to pay their debts as they become due or admit in writing their present or prospective inability to pay their debts as they become due; or

(k) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Borrower or any Guarantor denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(l) Change of Control. A Change of Control occurs; or

(m) Subordinated Indebtedness. (i) The failure of Borrower or any creditor of Borrower or any of its Subsidiaries to comply with the terms of any subordination or

26

intercreditor agreement or any subordination provisions of any note or other document running to the benefit of Investment Manager or Lender, or (ii) if any such document becomes null and void or (iii) any party denies further liability under any such document or provides notice to that effect.

(n) Senior Loan Documents. An event of default occurs under the Senior Loan Documents.

7.2 Acceleration and other Remedies.

(a) Upon the occurrence of any Event of Default described in Sections 7.1(f) or 7.1(g), all of the Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower.

(b) Upon the occurrence and during the continuance of any Event of Default other than described in Sections 7.1(f) or 7.1(g), Investment Manager may, and at the request of Lender, Investment Manager shall (i) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon and (ii) exercise any other remedies which may be available under the Loan Documents or applicable law, including all remedies provided under the Code.

(c) Except as otherwise provided for in this Agreement or by applicable law, Borrower waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Investment Manager on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Investment Manager may do in this regard, (ii) all rights to notice and a hearing prior to Investment Manager’s taking possession or control of, or to Investment Manager’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Investment Manager to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws.

7.3 Performance by Investment Manager. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Investment Manager may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Investment Manager, promptly pay any amount reasonably expended by Investment Manager in such performance or attempted performance to Investment Manager. Notwithstanding the foregoing, it is expressly agreed that Investment Manager shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

7.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, Lender is hereby authorized by Borrower at any time or

27

from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that Lender shall not exercise any such right without the prior written consent of Investment Manager. Lender, in exercising a right to set off or otherwise receiving any payment on account of the Obligations, shall deliver such amounts to Investment Manager and Investment Manager shall apply such funds to the payment of the Obligations in accordance with Section 7.5.

7.5 Application of Proceeds after Default. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender or Investment Manager from or on behalf of Borrower, and Investment Manager shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Investment Manager may deem advisable notwithstanding any previous application by Investment Manager and (b) in the absence of a specific determination by Investment Manager with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with Section 1.9 hereof. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

ARTICLE 8

ASSIGNMENT

8.1 Assignment.

(a) Subject to the terms of this Section 8.1, Lender may make an assignment, at any time or times, of the Loan Documents, Loan or any portion thereof or interest therein, including Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by Lender shall: (i) require (A) the consent of (1) Investment Manager (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and (2) so long as no Event of Default has occurred and is continuing, Borrower, if such assignment is, in the reasonable estimation of Lender, to a known direct competitor of Borrower or to a so-called “vulture” fund or “distressed debt” fund, and (B) the execution of an assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Investment Manager); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Investment Manager that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; and (iii) after giving effect to any such partial assignment, the assignee Lender shall hold Loan the original principal amount of which is at least One Million Dollars ($1,000,000) and the assigning Lender shall continue to hold Loan the original principal amount of which is at least equal to One Million Dollars ($1,000,000). Investment Manager may in its sole and absolute discretion

28

permit any assignment by Lender to a Person or Persons that are not Qualified Assignees unless (x) no Event of Default has occurred and is continuing and (y) such Person or Persons is in the reasonable estimation of Lender a known direct competitor of Borrower or to a so-called “vulture” fund or “distressed debt” fund. In the case of an assignment by Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to the assigned portion of the Loan from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender.” In the event Investment Manager or Lender assigns or otherwise transfers all or any part of the Obligations, Investment Manager or Lender shall so notify Borrower and Borrower shall, upon the request of Investment Manager or Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 8.1(a), (a) Lender may at any time pledge the Obligations held by it and Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and (b) Lender may assign the Obligations held by it and Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to a trustee for the benefit of its investors; provided that such assignment does not result in a nonexempt prohibited transaction under section 406 of ERISA.

(b) Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants); provided that Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 10.12.

ARTICLE 9

PROVISIONS RELATED TO INVESTMENT MANAGER

9.1 Appointment. Lender hereby designates and appoints Investment Manager as its agent under this Agreement and the other Loan Documents, and Lender hereby irrevocably authorizes Investment Manager to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Investment Manager is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lender subject to the requirement that Lender’s consent be obtained in certain instances as provided in this Article 9 and Section 10.2. The provisions of this Article 9 are solely for the benefit of Investment Manager and Lender and neither Borrower nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Investment Manager shall act solely as agent of Lender and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower. Investment Manager may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

9.2 Reliance. Investment Manager shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other

29

documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Investment Manager shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Investment Manager in its sole discretion.

9.3 Successor Investment Manager.

(a) Resignation. Investment Manager may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) days’ prior written notice to Borrower and Lender. Such resignation shall take effect upon the acceptance by a successor Investment Manager of appointment pursuant to clause (b) below or as otherwise provided in clause (b) below.

(b) Appointment of Successor. Upon any such notice of resignation pursuant to clause (a) above, Lender shall appoint a successor Investment Manager which, unless an Event of Default has occurred and is continuing, shall be acceptable to Borrower (Borrower’s approval not to be unreasonably conditioned, delayed or withheld).

(c) Successor Investment Manager. Upon the acceptance of any appointment as Investment Manager under the Loan Documents by a successor Investment Manager, such successor Investment Manager shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Investment Manager, and the retiring Investment Manager shall be discharged from its duties and obligations under the Loan Documents. After any retiring Investment Manager’s resignation as Investment Manager, the provisions of this Article 9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Investment Manager.

9.4 Collateral Matters.

(a) Release of Collateral. Lender hereby irrevocably authorizes Investment Manager, at its option and in its discretion, to release any Lien granted to or held by Investment Manager upon any Collateral (x) upon payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) or (y) constituting property being sold or disposed of if Borrower certifies to Investment Manager that the sale or disposition is made in compliance with the provisions of this Agreement (and Investment Manager may rely in good faith conclusively on any such certificate, without further inquiry).

(b) Confirmation of Authority; Execution of Releases. Without in any manner limiting Investment Manager’s authority to act without any specific or further authorization or consent by Lender (as set forth in Section 9.4(a)), Lender agrees to confirm in writing, upon request by Investment Manager or Borrower, the authority to release any Collateral conferred upon Investment Manager under clauses (x) and (y) of Section 9.4(a). Upon receipt by Investment Manager of any required confirmation from Lender of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days’

30

prior written request by Borrower, Investment Manager shall (and is hereby irrevocably authorized by Lender to) execute such documents as may be necessary to evidence the release of the Liens granted to Investment Manager upon such Collateral; provided, however, that (x) Investment Manager shall not be required to execute any such document on terms which, in Investment Manager’s opinion, would expose Investment Manager to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon, all interests retained by Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) Absence of Duty. Investment Manager shall have no obligation whatsoever to Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Investment Manager have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Investment Manager in this Section 9.4 or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Investment Manager may act in any manner it may deem appropriate, in its discretion, given Investment Manager’s own interest in property covered by the Collateral Documents and that Investment Manager shall have no duty or liability whatsoever to Lender, provided that Investment Manager shall exercise the same care which it would in dealing with loan for its own account.

9.5 Agency for Perfection. Investment Manager and Lender hereby appoint each other as agent for the purpose of perfecting the security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should Lender obtain possession or control of any such assets, Lender shall notify Investment Manager thereof, and, promptly upon Investment Manager’s request therefor, shall deliver such assets to Investment Manager or in accordance with Investment Manager’s instructions or transfer control to Investment Manager in accordance with Investment Manager’s instructions. Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Investment Manager in writing, it being understood and agreed that such rights and remedies may be exercised only by Investment Manager.

9.6 Notice of Default. Investment Manager shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Investment Manager shall have received written notice from Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Investment Manager will use reasonable efforts to notify Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and Fees, in which case Investment Manager will notify Lender of its receipt of such notice. Investment Manager shall take such action with respect to such Default or Event of Default as may be requested by Lender in accordance with Article 7. Unless and until Investment Manager has received any such request, Investment Manager may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lender.

31

9.7 Lender Actions Against Collateral. With respect to any action by Investment Manager to enforce the rights and remedies of Investment Manager and Lender under this Agreement and the other Loan Documents, Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Note to Investment Manager to the extent necessary to enforce the rights and remedies of Investment Manager for the benefit of Lender under the mortgages or similar Liens or encumbrances in accordance with the provisions hereof.

9.8 Payment; Information; Actions in Concert.

(a) Return of Payments.

(i) If Investment Manager pays an amount to Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Investment Manager from Borrower and such related payment is not received by Investment Manager, then Investment Manager will be entitled to recover such amount from Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Investment Manager determines at any time that any amount received by Investment Manager under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Investment Manager will not be required to distribute any portion thereof to Lender. In addition, Lender will repay to Investment Manager on demand any portion of such amount that Investment Manager has distributed to Lender, together with interest at such rate, if any, as Investment Manager is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(b) Dissemination of Information. Investment Manager shall use reasonable efforts to provide Lender with any notice of Default or Event of Default received by Investment Manager from, or delivered by Investment Manager to, Borrower, with notice of any Event of Default of which Investment Manager has actually become aware and with notice of any action taken by Investment Manager following any Event of Default; provided, that Investment Manager shall not be liable to Lender for any failure to do so.

ARTICLE 10

MISCELLANEOUS

10.1 Indemnities. Borrower agrees to indemnify, pay, and hold Investment Manager, Lender and their respective officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement; provided, that

32

Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

10.2 Amendments and Waivers. Except for actions expressly permitted to be taken by Investment Manager, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Investment Manager and Lender.

10.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Eastern Time; or (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed.

Notices shall be addressed as follows:
If to Borrower:	Cardlytics, Inc.
675 Ponce de Leon Ave., NE, Suite 6000
Atlanta, Georgia 30308
Attn: David Evans, CFO
Fax: ( ) -

With a copy to:	Cooley LLP
1299 Pennsylvania Avenue, NW, Suite 700
Washington, DC 20004
Attn: Jonathan P. Bagg
Fax: (202) 842-7899

If to Investment Manager or Lender:	Columbia Partners, L.L.C. Investment Management
5425 Wisconsin Avenue
Suite 700
Chevy Chase, Maryland 20815
Attn: Tom Bain Fax: (240) 482-0401

33

With a copy to:	Troutman Sanders LLP
1850 Towers Crescent Plaza
Suite 500
Tysons Corner, Virginia 22182
Attn: Kristopher Henman, Esq.
Fax: (703) 448-6502

10.4 Obligations.

(a) Obligations Absolute; Failure or Indulgence Not Waiver; Remedies Cumulative. The payment and performance by Borrower of all of the Obligations shall be absolute and unconditional, irrespective of any defense or rights of set-off, recoupment or counterclaim Borrower might otherwise have against Investment Manager or Lender, and Borrower shall pay and perform all of the Obligations, free of any deductions and without abatement, diminution, recoupment, counterclaim or set-off. Until payment in full of all of the Obligations (other than inchoate indemnification obligations), Borrower shall (a) not suspend or discontinue any payments required pursuant to the Note, this Agreement or any other Loan Document; and (b) perform and observe all of the other terms and provisions of this Agreement or any other Loan Documents. No failure or delay on the part of Investment Manager or Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

10.5 Marshaling; Payments Set Aside. Neither Investment Manager nor Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Investment Manager enforces its Liens or Investment Manager or Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

10.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

10.7 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

10.8 Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

34

10.9 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Investment Manager, Lender and their respective successors and assigns (including, in the case of Borrower, a debtor-in-possession on behalf of such Borrower), except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Investment Manager and Lender. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Investment Manager and Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Investment Manager and Lender with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

10.10 No Fiduciary Relationship; Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by Investment Manager or Lender. Borrower agrees that neither Investment Manager nor Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. Neither Investment Manager nor Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

10.11 Construction. Investment Manager, Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Investment Manager, Lender and Borrower.

10.12 Confidentiality. Investment Manager and Lender agree to exercise reasonable efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Investment Manager or Lender or Lender’s assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, provided that each of the foregoing has agreed to comply with confidentiality provisions substantially similar to those contained herein. The confidentiality provisions contained in this Section 10.12 shall not apply to disclosures (i) required to be made by Investment Manager or Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrower. The obligations of Investment Manager and Lender under this Section 10.12 shall supersede and replace the obligations of Investment Manager and Lender under any confidentiality agreement in respect of this financing executed and delivered by Investment Manager or Lender prior to the date hereof.

35

10.13 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND AND IRREVOCABLY AGREE THAT, SUBJECT TO INVESTMENT MANAGER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER OR ANY OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWER AGREES THAT INVESTMENT MANAGER’S OR LENDER’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY INVESTMENT MANAGER OR LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

10.14 WAIVER OF JURY TRIAL. BORROWER, INVESTMENT MANAGER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, INVESTMENT MANAGER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, INVESTMENT MANAGER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

36

10.15 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 1.6 and 10.1 shall survive the repayment of the Obligations and the termination of this Agreement.

10.16 Entire Agreement. This Agreement, the Note and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

10.17 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including by electronic mail or PDF) shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

10.18 Delivery of Termination Statements and Mortgage Releases. Upon payment in full in cash and performance of all of the Obligations (other than inchoate indemnification Obligations), and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, this Agreement and the other Loan Documents shall terminate and in connection therewith the Investment Manager shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

37

IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Credit Agreement as of the day and year first above written.

CARDLYTICS, INC.

By:	/s/ Scott Grimes
Name: Scott Grimes
Title: Chief Executive Officer

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/ Thomas Bain
Name: Thomas Bain
Title: Managing Director

(Signature Page to Credit Agreement)

NATIONAL ELECTRICAL BENEFIT FUND, as Lender

By:	Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

By:	/s/ Christopher J. Doherty
Name: Christopher J. Doherty
Title: Managing Director

Bank:
ABA No.:
Account Number:
Account Name:
Reference:
Contact:

(Signature Page to Credit Agreement)

ANNEX A

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Accounting Changes” means: (a) changes in accounting principles required by GAAP and implemented by Borrower; and (b) changes in accounting principles recommended by Borrower’s certified public accountants and implemented by Borrower.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person and (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise;

“Agreement” means this Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or any other applicable bankruptcy, insolvency or similar laws.

“Board Observer Letter” means that certain letter agreement re: board observer rights, dated as of the Closing Date, made by Borrower in favor of Investment Manager.

“Borrower” has the meaning ascribed to it in the Preamble.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Maryland.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash” means unrestricted cash and Cash Equivalents.

x1

“Cash Equivalents” means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within eighteen (18) months after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within eighteen (18) months after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P 1 from Moody’s; (iii) commercial paper maturing no more than eighteen (18) months from the date of acquisition and, at the time of acquisition, having a rating of at least A 1 from S&P or at least P 1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than Two Hundred Fifty Million Dollars ($250,000,000), in each case maturing within eighteen (18) months after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than Two Hundred Fifty Million Dollars ($250,000,000) and (C) has a rating of at least A-1/P-1 either S&P or Moody’s.

“Change of Control” means (i) a sale, lease, license or other disposition of all or substantially all of the assets of Borrower, (ii) any consolidation or merger of Borrower with or into any other corporation or other entity or person, or any other corporate reorganization, in which the holders of the capital stock of Borrower immediately prior to such consolidation, merger or reorganization, hold less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (iii) any transaction or series of related transactions to which Borrower is a party in which in excess of fifty percent (50%) of Borrower’s voting power is transferred; provided that a Change of Control shall not include (x) any consolidation or merger effected exclusively to change the domicile of Borrower, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by Borrower or any successor or indebtedness of Borrower is cancelled or converted or a combination thereof.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) Borrower’s ownership or use of any properties or other assets, or (e) any other aspect of Borrower’s business.

“Closing Date” has the meaning ascribed to it in the Preamble.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Maryland; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in

Annex A to Credit Agreement

different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Investment Manager’s or Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Maryland, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of, or for the benefit of, Investment Manager or Lender, to secure the Obligations or any portion thereof.

“Collateral Documents” means the Security Agreement the Guaranties, the Pledge Agreements, the Intellectual Property Security Agreement, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

“Consolidated Total Interest Expense” means with respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by a Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

“Contingent Obligation” means, as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or

Annex A to Credit Agreement

(vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” is defined in Section 5.14.

“Copyright License” means any and all rights now owned or hereafter acquired by Borrower under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by Borrower: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” is defined in Section 1.3(c).

“Disclosure Schedules” means the Schedules prepared by Borrower and denominated as Schedules 3.4(a) through 5.9 in the index to the Agreement.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia other than any such Subsidiary substantially all of the assets of which consist of equity investments in Foreign Subsidiaries.

“Draw Period” is the period of time from the Closing Date through July 21, 2017; provided, however, Borrower may elect to terminate the Draw Period at any time upon ten (10) days’ prior written notice to Investment Manager.

“EBITDA” means with respect to any period an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Consolidated Net Income of the Borrower and its Subsidiaries and without duplication, (i) depreciation and amortization of the Borrower and its Subsidiaries for such period, plus (ii) income tax expenses

Annex A to Credit Agreement

of the Borrower and its Subsidiaries during such period, plus (iii) Consolidated Total Interest Expense of the Borrower and its Subsidiaries paid or accrued during such period, plus (iv) non-cash expense associated with granting stock options, plus (v) non-recurring or extraordinary losses or charges incurred or paid in such period in connection with an Initial Public Offering (regardless of whether or not ultimately consummated) incurred after the Closing Date to the extent the aggregate amount of all such expenses does not exceed $1,000,000, and minus, (c) to the extent added in computing Consolidated Net Income, and without duplication, all extraordinary and non-recurring revenue and gains (including income tax benefits) for such period, all as determined in accordance with GAAP.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located and, in any event, including all Borrower’s machinery and equipment, including processing equipment, conveyors, machine tools, data

Annex A to Credit Agreement

processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to Borrower, any trade or business (whether or not incorporated) that, together with Borrower, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to Borrower or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of Borrower or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by Borrower or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 7.1.

“Excess Proceeds” has the meaning ascribed to it in Section 1.8(b)(ii).

“Excess Proceeds Amount” means Twenty-Five Million Dollars ($25,000,000); provided, however, for any Partial Liquidity Event consisting of the issuance of new equity for which the majority is issued to a new investor, “Excess Proceeds Amount” shall be Fifty Million Dollars ($50,000,000).

“Facility Fee” has the meaning ascribed to it in Section 1.5.

Annex A to Credit Agreement

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Fees” means any and all fees payable to Investment Manager or Lender pursuant to the Agreement or any of the other Loan Documents, including without limitation, the Facility Fees and Standby Fees.

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries delivered in accordance with Section 6.1.

“Fiscal Quarter” means any of the three month periods of Borrower ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrower ending on December 31 of each year.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by Borrower.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by Borrower, including all right, title and interest that Borrower may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of Borrower or any computer bureau or service company from time to time acting for Borrower.

Annex A to Credit Agreement

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, any guaranty executed by any Guarantor in favor of Investment Manager and Lender in respect of the Obligations.

“Guarantor” means any Person, if any, that executes a guaranty or other similar agreement in favor of Investment Manager, for itself and the benefit of Lender, or Lender in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,”“restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“In Kind Payment” is defined in Section 1.3(c).

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments,

Annex A to Credit Agreement

(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) “earnouts” and similar payment obligations in each case to the extent a payment obligation actually exists, and (j) the Obligations.

“Indemnitees” has the meaning ascribed to it in Section 10.1.

“Initial Loan” has the meaning ascribed to it in Section 1.1(a)(ii).

“Initial Public Offering” means the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of Borrower.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement made in favor of Investment Manager, for the benefit of itself and Lender, by Borrower.

“Interest Rate” is a fixed per annum rate equal to (a) eleven and one quarter of one percent (11.25%) at all times that Borrower is Reduced Pricing Eligible, and (b) thirteen and one quarter of one percent (13.25%) at all other times.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in Borrower’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

Annex A to Credit Agreement

“Investment Manager” means Columbia Partners, L.L.C. Investment Management in its capacity as Investment Manager for Lender or its successor appointed pursuant to Section 9.3.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by Borrower, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of Borrower, including the rights of Borrower to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of Borrower; (iv) all commodity contracts of Borrower; and (v) all commodity accounts held by Borrower.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Lender” means National Electrical Benefit Fund, and if Lender shall decide to assign all or any portion of the Obligations in accordance with the terms of Section 8.1, such term shall include any assignee of Lender.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Liquidity Event” means a Change of Control or an Initial Public Offering.

“Litigation” has the meaning ascribed to it in Section 6.1(l).

“Loans” means, collectively, all of the loans made by Lender hereunder.

“Loan Advance Date” has the meaning ascribed to it in Section 1.1(a)(iv).

“Loan Advance Notice” has the meaning ascribed to it in Section 1.1(a)(iv).

“Loan Amount Maximum” has the meaning ascribed to it in Section 1.1(a).

Annex A to Credit Agreement

“Loan Documents” means the Agreement, the Note, the Collateral Documents, the Guaranties, the Board Observer Letter, the Senior Lender Subordination Agreement, the Subordinated Lender Subordination Agreement, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, Investment Manager or Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any Guarantor, or any employee of Borrower or any Guarantor, and delivered to Investment Manager or Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Material Adverse Effect” means (a) a material adverse change in Borrower’s business or financial condition, (b) a material impairment in the ability of Borrower to perform all or any of the Obligations or in otherwise performing Borrower’s obligations under the Loan Documents, or (c) a material impairment in the perfection, value or priority of Investment Manager’s security interests, on behalf of itself and Lender, in the Collateral.

“Material Agreement” means any written contract, agreement, instrument, commitment or other written arrangement to which Borrower is a party, the absence of which would reasonably be expected to have a Material Adverse Effect (other than the Loan Documents).

“Maturity Date” has the meaning ascribed to it in Section 1.3(b).

“Moody’s” means Moody’s Investor’s Services, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Note” has the meaning ascribed to it in Section 1.1(a).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), owing by Borrower to Investment Manager or Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents other than the Warrant). This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against Borrower in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under the Agreement or any of the other Loan Documents, but expressly excludes the obligations of the Borrower under the Warrant.

Annex A to Credit Agreement

“Partial Liquidity Event” means (i) the issuance of Indebtedness by Borrower (other than the Obligations pursuant to this Agreement or Indebtedness permitted under Section 5.1(b) of this Agreement) with an aggregate principal amount in excess of the Excess Proceeds Amount or (ii) the issuance of equity securities by Borrower (other than equity securities issued pursuant to the Warrant or in connection with the Next Round) to one or more investors for an aggregate purchase price in excess of the Excess Proceeds Amount.

“Patent License” means rights under any written agreement now owned or hereafter acquired by Borrower granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations in part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Encumbrances” means the following encumbrances: (a) Liens existing on the Closing Date and set forth on Schedule 5.2; (b) Liens for taxes or assessments or other governmental Charges not yet delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Investment Manager’s security interests; (c) Liens securing Indebtedness permitted by Section 5.1(b) provided that the Liens attach only to the equipment or software financed by such Indebtedness; (d) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (e) any attachment or judgment lien not constituting an Event of Default under Section 7.1; (f) Liens in favor of financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by, such institutions, provided Investment Manager has a perfected security interest in the amounts held in such deposit accounts to the extent required under Section 5.14; (g) (i) non-exclusive licenses or sublicenses and (ii) exclusive licenses set forth on Schedule 5.2 granted in the ordinary course of Borrower’s business; (h) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar possessory liens arising in the ordinary course of business, which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person; (i) deposits of money to secure the performance of bids, trade contracts (other than contracts for the payment of money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business and not representing an obligation for

Annex A to Credit Agreement

borrowed money and including any deposits required to procure letters of credit to secure any of the foregoing; and (j) encumbrances in favor of the Senior Lender pursuant to the Senior Loan Documents and permitted under the Senior Lender Subordination Agreement.

“Permitted Investments and Restricted Payments” means

(a)	Investments existing on the Closing Date disclosed on Schedule 5.3;

(b)	Investments in Cash Equivalents subject to control agreements in favor of Investment Manager on terms acceptable to Investment Manager;

(c)	repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of Indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

(d)	Investments accepted in connection with Permitted Transfers;

(e)(i)	Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries (other than UK Subsidiary) not to collectively exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; and (ii) Investments by Borrower in UK Subsidiary not to collectively exceed Two Million Dollars ($2,000,000) in the aggregate in any fiscal year;

(f)	Investments not to collectively exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for Borrower in any fiscal year consisting of (i) travel advances and employee relocations loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(g)	Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h)	Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (i) shall not apply to Investments of Borrower in any Subsidiary; and

(i)	joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of

Annex A to Credit Agreement

technology or the providing of technical support, provided that any cash Investments by Borrower do not collectively exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

“Permitted Transfers” means (a) sales of inventory in the ordinary course of business; (b) licenses and similar arrangements for the use of the property of Borrower or is Subsidiaries in the ordinary course of business; (c) dispositions of obsolete or worn out equipment no longer used or useful in the business, and (d) other assets of Borrower or its Subsidiaries that do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) collectively during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by Borrower.

“Pledge Agreements” means any pledge agreement in favor of Investment Manager or Lender.

“Projections” means Borrower’s forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a quarterly basis, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

“Qualified Assignee” means (a) Lender, any Affiliate of Lender and any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Quarterly Interest Payment Date” means March 31, June 30, September 30 and December 31 of each year during the term hereof.

“Real Estate” has the meaning ascribed to it in Section 3.12.

Annex A to Credit Agreement

“Reduced Pricing Eligible” means such times that Borrower has provided Investment Manager with evidence satisfactory to Investment Manager that Borrower has achieved EBITDA, for the most recent trailing four (4) Fiscal Quarters then ended, of greater than $1,000,000; provided, however, that Borrower shall not be Reduced Pricing Eligible during the continuance of an Event of Default. At any time that Borrower’s EBITDA, for any trailing four (4) Fiscal Quarters is determined to be less than or equal to $1,000,000, Borrower will not be Reduced Pricing Eligible until such time as Investment Manager confirms that Borrower’s EBITDA, for a subsequent trailing four (4) Fiscal Quarters is greater than $1,000,000. For example, if Borrower’s EBITDA for the trailing four (4) Fiscal Quarters ending September 30, 2016 is greater than $1,000,000, the Borrower would be Reduced Pricing Eligible commencing without the Fiscal Quarter ending December 31, 2016.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Restricted Payment” means, with respect to any Person (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock of such Person; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal or premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course of business to Stockholders who are employees or directors of such Person; and (g) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Person to any Stockholder of such Person or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

Annex A to Credit Agreement

“Second Draw Milestone” means that Investment Manager has received evidence satisfactory to Investment Manager that Borrower’s revenue (determined in accordance with GAAP), measured as of the last day of any calendar quarter after the Closing Date for the trailing twelve (12) month period then ended, is greater than or equal to One Hundred Million Dollars ($100,000,000).

“Security Agreement” means the Security Agreement of even date herewith entered into by and among Investment Manager, on behalf of itself and Lender, and Borrower.

“Senior Lender” means Silicon Valley Bank or such other commercial bank or similar financial institution selected by Borrower.

“Senior Lender Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, among the Senior Lender, Investment Manager, Lender and Borrower.

“Senior Line of Credit” means the senior secured line of credit established by the Senior Lender for the benefit of Borrower pursuant to the Senior Loan Documents which shall not exceed Fifty Million Dollars ($50,000,000).

“Senior Loan Documents” means all of the documents now or hereafter executed in connection with the Senior Line of Credit.

“Standby Fee” has the meaning ascribed to it in Section 1.4.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11 1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

Annex A to Credit Agreement

“Subordinated Debt” means any Indebtedness of Borrower subordinated to the Obligations in a manner and form satisfactory to Investment Manager and Lender in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder including, without limitation Borrower’s Indebtedness subject to the Subordinated Lender Subordination Agreement.

“Subordinated Lenders” means the lenders designated as creditors in the Subordinated Lender Subordination Agreement.

“Subordinated Lender Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, among the Subordinated Lenders, Investment Manager, Lender and Borrower.

“Subsequent Loan” has the meaning ascribed to it in Section 1.1(a)(iii).

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Borrower.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, and (c) Borrower shall not have any further right to borrow any monies under the Agreement.

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that Borrower or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by Borrower granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by Borrower: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the

Annex A to Credit Agreement

United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“UK Subsidiary” means Cardlytics UK Limited, a Subsidiary of Borrower formed under the laws of England and Wales.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower or any ERISA Affiliate as a result of such transaction.

“Warrant” has the meaning ascribed to it in Section 1.2.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of Borrower, such words are intended to signify that Borrower has actual knowledge or awareness of a particular fact or circumstance or that Borrower.

Annex A to Credit Agreement

Annex A to Credit Agreement

Exhibit 1.1

Form Senior Subordinated Secured Promissory Note

[See Attached]

SENIOR SUBORDINATED SECURED PROMISSORY NOTE

$24,000,000	July 21, 2016

FOR VALUE RECEIVED, the undersigned, CARDLYTICS, INC., a corporation organized under the laws of the State of Delaware (“Borrower”), promises to pay to the order of NATIONAL ELECTRICAL BENEFIT FUND (“Lender”) or its permitted assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Four Million Dollars ($24,000,000), or so much thereof as has been or may be advanced to or for the account of Borrower pursuant to the terms and conditions of the Credit Agreement (as hereinafter defined), together with interest thereon as set out herein, at its offices or such other place as Lender may designate in writing.

1. Credit Agreement. This Senior Subordinated Secured Promissory Note (this “Note”) is subject to the terms of a certain Credit Agreement of even date herewith by and among Borrower, Lender and certain other parties named therein (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Lender is entitled to the benefits of the Credit Agreement and all of the exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder. Neither reference to the Credit Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional obligations of Borrower to pay the principal amount hereof, together with all interest accrued thereon and expenses, when due. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Interest Rate; Prepayments.

2.1 From the date of disbursement of funds until such time as all principal, interest and other amounts outstanding hereunder are unconditionally and irrevocably paid and performed in full, interest shall accrue on the unpaid principal amount at the rate specified in Section 1.3 of the Credit Agreement. Payments of interest, principal, and any prepayments hereunder shall be made in accordance with the Credit Agreement.

2.2 Other Payment Provisions. Borrower shall make each payment hereunder not later than 2:00 P.M. (Eastern time) on the day when due, without offset, in lawful money of the United States of America to Investment Manager, for the benefit of Lender, in same day funds at Investment Manager’s offices or pursuant to a wire transfer to Lender’s designated bank account, which shall initially be: [                    ]. All payments will be applied in accordance with the terms of the Credit Agreement. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

3. Maturity Date. All of the amounts due hereunder including the entire principal amount then-outstanding, all accrued and unpaid interest thereon and all other Obligations shall be due and payable on July 21, 2019 (the “Maturity Date”) or such earlier date as such maturity may be accelerated pursuant to the terms hereof and as provided in the Credit Agreement.

4. Collateral. This Note is secured by the Collateral under the terms of the Security Agreement and the other Collateral Documents.

5. Assignment. There shall be no assignment or transfer of this Note or Borrower’s obligations hereunder except as set forth in the Credit Agreement, and any purported assignment or transfer in contravention thereof shall be invalid. Lender may assign its rights hereunder in accordance with the terms of the Credit Agreement, including, without limitation, in connection with a syndication, participation or securitization.

6. Default and Remedies. The occurrence of an Event of Default under the Credit Agreement shall constitute a default hereunder and shall entitle Lender and Investment Manager to exercise the rights and remedies specified in the Credit Agreement and the various Loan Documents, as well as those available at law or in equity. These rights and remedies include, but are not limited to, the right to accelerate the maturity of this Note and to sell or otherwise dispose of any or all of the Collateral by public or private sale; in each case, subject to and in accordance with the Credit Agreement and the other Loan Documents.

7. Miscellaneous.

7.1 No Usury. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which borrowers are permitted by law to contract or agree to pay. If, by the terms of this Note, Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

7.2 Controlling Law. This Note shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the State of Maryland, the jurisdiction of such courts Borrower hereby consents to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in the State of Maryland. Borrower intends that the courts of the jurisdiction in which Borrower is incorporated and conducts business should afford full faith and credit to any judgment rendered by a court of the State of Maryland against Borrower, and should hold that the State of Maryland courts have jurisdiction to enter a valid, in personam judgment against Borrower. Borrower agrees that service of any summons or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to Borrower, and Borrower hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Lender and Investment Manager.

7.3 Waiver of Notice and Presentment. Borrower hereby waives presentment, demand, notice, protest, stay of execution, and all other defenses to payment generally, in each case to the extent permitted or not otherwise prohibited by applicable law, assents to the terms hereof, and agrees that any renewal, extension, or postponement of the time for payment or any other indulgence or any substitution, exchange, or release of collateral may be affected without notice to and without releasing Borrower from any liability hereunder.

7.4 No Rescission Right or Set-Off. This Note is not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense as against Lender or Investment Manager, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and the operation of any of the terms of the loan, or the exercise of any right thereunder, will not render this Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and Lender has not taken any action which would give rise to the assertion of any of the foregoing and no such right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

7.5 Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and its seal, if any, affixed as of the date first set forth above.

BORROWER:

CARDLYTICS, INC.

By:
Name:	David Evans
Title:	Chief Financial Officer

Exhibit 1.2

Form Warrant

[See Attached]

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company: Cardlytics, Inc., a Delaware corporation

Number of Shares: 388,500, subject to adjustment

Class of Stock: Common Stock, $0.0001 par value per share

Warrant Price: $5.00, subject to adjustment

Issue Date: July 21, 2016

Expiration Date: July 21, 2026

Credit Facility:	This Warrant is issued in connection with that certain Credit Agreement of even date herewith among Columbia Partners, L.L.C. Investment Management, National Electrical Benefit Fund and the Company (as amended from time to time, the “Credit Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, National Electrical Benefit Fund (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Class of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price per Share, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by delivering the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company either, at Holder’s option in its sole discretion, (a) a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased, or (b) confirmation that Holder has reduced the outstanding principal of the Loans (as defined in the Credit Agreement) in an amount equal the aggregate Warrant Price.

1.2 Conversion Right; Cashless Exercise. In lieu of exercising this Warrant as specified in Article 1.1 and payment of the aggregate Warrant Price in the manner as specified in

Article 1.1 above, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

1.3 Fair Market Value. If the Company’s common stock is traded in a public market and the Shares are common stock, the fair market value of a Share shall be the closing price of a share of the Company’s common stock reported for the business day immediately before Holder delivers this Warrant together with its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering (“IPO”), the “price to public” per share price specified in the final prospectus relating to such offering). If the Company’s common stock is traded in a public market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company’s common stock reported for the business day immediately before Holder delivers this Warrant together with its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the IPO, the initial “price to public” per share price specified in the final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company’s common stock into which a Share is convertible. If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of Company.

1.6.1 Acquisition. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, merger or sale of outstanding equity securities of the Company where the holders of the Company’s outstanding voting equity securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity as of immediately after the transaction.

1.6.2 Treatment of Warrant at Acquisition. Upon the written request of the Company, Holder agrees that, in the event of an Acquisition or an “arms length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or True Asset Sale, as applicable, or (b) if Holder elects not to exercise the Warrant, this Warrant will be deemed to be converted pursuant to Article 1.2 immediately prior to such Acquisition or True Asset Sale, as applicable. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than five (5) days prior to the closing of the proposed Acquisition or True Asset Sale, as applicable.

As used in this Article 1.6, “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

1.7 Certain Agreements. Upon any exercise or conversion of this Warrant, the Company may require as a condition to the issuance of the Shares that Holder become a party to, by execution and delivery to the Company of a counterpart signature page, joinder agreement, instrument of accession or similar instrument, the Company’s Amended and Restated Investors’ Rights Agreement dated September 18, 2014, as amended and in effect from time to time (the “Investors’ Rights Agreement”), the Company’s Amended and Restated Voting Agreement dated September 18, 2014, as amended and in effect from time to time, the Company’s Amended and Restated Right of First Refusal and Co-Sale Agreement dated September 18, 2014, as amended and in effect from time to time, and each other agreement entered into among the Company and the holders of the outstanding shares of the Class, solely with respect to the Shares issued upon such exercise or conversion (and the shares of Common Stock, if any, issued upon conversion of such Shares), solely to the extent that a majority of the holders of outstanding shares of the Class are then parties thereto, and solely to the extent each such agreement is then by its terms in force and effect.

1.8 Market Stand-Off. The Holder hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with the IPO, the Holder shall not sell, offer, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any securities (including warrants) of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, written consent of the managing underwriter(s), during the period requested in writing by the managing underwriter and agreed to in writing by the Company (not to exceed one hundred eighty (180) days) following the effective date of the Company’s IPO registration statement (the “Market Standoff Period”); provided, that all officers and directors of the Company, and all holders of one percent (1%) or more of the Company’s common stock (on an as-exercised, as-converted basis) enter into similar agreements; provided, further, that if the

Company or managing underwriter(s) release any such officer, director or stockholder from his or its obligations under such agreement prior to the expiration thereof, Holder shall automatically be released from its obligations under this Article 1.8 and its agreement with the Company and/or underwriter(s) to the same extent. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Class payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include, without limitation, any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation. The Company or its successor shall promptly issue to Holder a certificate pursuant to Article 2.6 hereof setting forth the number, class and series or other designation of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Diluting Issuances. The number of shares of common stock issuable upon conversion of the Shares shall be subject to adjustment, from time to time in the manner set forth in the Company’s Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Class in the Company’s Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the Class.

2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment; provided, however, that the Company shall have the right to take any such action that shall change the rights, designations, limitations, restrictions, and obligations for its Series B Convertible Preferred Stock to the extent all holders of its Series B Convertible Preferred Stock are similarly affected.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price, Class and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price, Class and number of Shares.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of a share of the Company’s Common Stock set forth in the 409a valuation of the Company’s stock completed most recently prior to the Issue Date.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; or (b) to effect an Acquisition or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least ten (10) days’ prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (b) above; and (2) in the case of the matters referred to in (b) above, at least ten (10) days’ prior written notice of the date when the same will take place (and specifying the date on which the holders of shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).

3.3 Registration Under Securities Act of 1933, as amended. The Company agrees that upon the Holder’s execution and delivery of the Investors’ Rights Agreement or exercise or conversion of the Warrant, the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall have certain incidental, or “Piggyback,” and S-3 registration rights pursuant to and as set forth in the Investors’ Rights Agreement, as then in effect.

3.4 No Shareholder Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4

REPRESENTATIONS, WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5

MISCELLANEOUS

5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE COMPANY TO NATIONAL ELECTRICAL BENEFIT FUND DATED AS OF JULY 21, 2016, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act.

5.4 Transfer Procedure. Subject to the provisions of Article 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid (or on the first business day after transmission by facsimile), at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Columbia Partners, L.L.C. Investment Management

5425 Wisconsin Avenue

Suite 700

Chevy Chase, Maryland 20815

Attn: Tom Bain

Fax: (240) 482-0401

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Cardlytics, Inc.

Attn: David Evans, CFO

675 Ponce de Leon Ave., NE

Suite 6000

Atlanta, Georgia 30308

5.6 Amendment and Waiver. This Warrant and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

5.7 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Article 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Article 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.

5.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[Remainder of page left blank intentionally]

“COMPANY”

CARDLYTICS, INC.

By:

Name:	Scott Grimes
Title:	Chief Executive Officer

“HOLDER”

NATIONAL ELECTRICAL BENEFIT FUND

By Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

By:

Name:

Title:

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase                     shares of the Common/Series Preferred [strike one] Stock of                          pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for                      of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holders Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Exhibit 1.1B

Form Replacement Note

[See Attached]

SENIOR SUBORDINATED SECURED PROMISSORY NOTE

$	,

FOR VALUE RECEIVED, the undersigned, CARDLYTICS, INC., a corporation organized under the laws of the State of Delaware (“Borrower”), promises to pay to the order of NATIONAL ELECTRICAL BENEFIT FUND (“Lender”) or its permitted assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of                         Dollars ($                    ), or so much thereof as has been or may be advanced to or for the account of Borrower pursuant to the terms and conditions of the Credit Agreement (as hereinafter defined), together with interest thereon as set out herein, at its offices or such other place as Lender may designate in writing.

1. Credit Agreement. This Senior Subordinated Secured Promissory Note (this “Note”) is subject to the terms of a certain Credit Agreement of even date herewith by and among Borrower, Lender and certain other parties named therein (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Lender is entitled to the benefits of the Credit Agreement and all of the exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder. Neither reference to the Credit Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional obligations of Borrower to pay the principal amount hereof, together with all interest accrued thereon and expenses, when due. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Interest Rate; Prepayments.

2.1 From the date of disbursement of funds until such time as all principal, interest and other amounts outstanding hereunder are unconditionally and irrevocably paid and performed in full, interest shall accrue on the unpaid principal amount at the rate specified in Section 1.3 of the Credit Agreement. Payments of interest, principal, and any prepayments hereunder shall be made in accordance with the Credit Agreement.

2.2 Other Payment Provisions. Borrower shall make each payment hereunder not later than 2:00 P.M. (Eastern time) on the day when due, without offset, in lawful money of the United States of America to Investment Manager, for the benefit of Lender, in same day funds at Investment Manager’s offices or pursuant to a wire transfer to Lender’s designated bank account, which shall initially be: [                    ]. All payments will be applied in accordance with the terms of the Credit Agreement. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

3. Maturity Date. All of the amounts due hereunder including the entire principal amount then-outstanding, all accrued and unpaid interest thereon and all other Obligations shall be due and payable on July 21, 2019 (the “Maturity Date”) or such earlier date as such maturity may be accelerated pursuant to the terms hereof and as provided in the Credit Agreement.

4. Collateral. This Note is secured by the Collateral under the terms of the Security Agreement and the other Collateral Documents.

5. Assignment. There shall be no assignment or transfer of this Note or Borrower’s obligations hereunder except as set forth in the Credit Agreement, and any purported assignment or transfer in contravention thereof shall be invalid. Lender may assign its rights hereunder in accordance with the terms of the Credit Agreement, including, without limitation, in connection with a syndication, participation or securitization.

6. Default and Remedies. The occurrence of an Event of Default under the Credit Agreement shall constitute a default hereunder and shall entitle Lender and Investment Manager to exercise the rights and remedies specified in the Credit Agreement and the various Loan Documents, as well as those available at law or in equity. These rights and remedies include, but are not limited to, the right to accelerate the maturity of this Note and to sell or otherwise dispose of any or all of the Collateral by public or private sale; in each case, subject to and in accordance with the Credit Agreement and the other Loan Documents.

7. Miscellaneous.

7.1 No Usury. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which borrowers are permitted by law to contract or agree to pay. If, by the terms of this Note, Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

7.2 Controlling Law. This Note shall be construed in accordance with and governed by the laws of the State of Maryland, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the State of Maryland, the jurisdiction of such courts Borrower hereby consents to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in the State of Maryland. Borrower intends that the courts of the jurisdiction in which Borrower is incorporated and conducts business should afford full faith and credit to any judgment rendered by a court of the State of Maryland against Borrower, and should hold that the State of Maryland courts have jurisdiction to enter a valid, in personam judgment against Borrower. Borrower agrees that service of any summons or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to Borrower, and Borrower hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Lender and Investment Manager.

7.3 Waiver of Notice and Presentment. Borrower hereby waives presentment, demand, notice, protest, stay of execution, and all other defenses to payment generally, in each case to the extent permitted or not otherwise prohibited by applicable law, assents to the terms hereof, and agrees that any renewal, extension, or postponement of the time for payment or any other indulgence or any substitution, exchange, or release of collateral may be affected without notice to and without releasing Borrower from any liability hereunder.

7.4 No Rescission Right or Set-Off. This Note is not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense as against Lender or Investment Manager, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and the operation of any of the terms of the loan, or the exercise of any right thereunder, will not render this Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and Lender has not taken any action which would give rise to the assertion of any of the foregoing and no such right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

7.5 Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and its seal, if any, affixed as of the date first set forth above.

BORROWER:

CARDLYTICS, INC.

By:
Name:
Title:

EXHIBIT 6.1(l)

Form of Compliance Certificate

Please send all Required Reporting to:	Columbia Partners, L.L.C. Investment Management 5425 Wisconsin Avenue Suite 700 Chevy Chase, Maryland 20815 ATTN: Tom Bain Fax: (240) 482-0401 email: tbain@columbiaptrs.com
FROM:	Cardlytics, Inc.

The undersigned authorized officer of Cardlytics, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Credit Agreement among Borrower, Columbia Partners, L.L.C. Investment Management, as Investment Manager (“Investment Manager”), and National Electrical Benefit Fund, as Lender (“Lender”) (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                                     with all required covenants, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days, and annually, within 180 days of FYE	YES	NO
CPA Audited	Annually, within 180 days of FYE*	YES	NO
Annual Projections	Annually and within 10 days after Board approval	YES	NO
409a Valuation	5 days after completion	YES	NO
* to the extent the Board requires audited statement; otherwise, unaudited

	DESCRIPTION	APPLICABLE
Legal Actions (Sect. 6.1(i))	Notify promptly upon notice	YES	NO
Cross default with other agreements >$500,000 (Sect. 7.1(b))	Notify promptly upon notice	YES	NO
Judgments > $250,000 (Sect. 7.1(h))	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:
Minimum Liquidity	See Section 6.3(a)	$	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	≤$500,000	$	YES	NO
Permitted Investments for stock repurchase	≤$500,000	$	YES	NO
Permitted Investments for subsidiaries	≤$250,000	$	YES	NO
Permitted Investments for employee loans	≤$250,000	$	YES	NO
Permitted Investments for joint ventures	≤250,000	$	YES	NO
Permitted Transfers	≤$250,000	$	YES	NO

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

LENDER USE ONLY

Rec’d By:
Date:
Reviewed By:
Date:
Financial Compliance Status:	YES/NO

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into this 26th day of April, 2017, by and among CARDLYTICS, INC., a Delaware corporation (“Borrower”), COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as investment manager (“Investment Manager”), and NATIONAL ELECTRICAL BENEFIT FUND, as lender (“Lender”).

Recitals

A.    Borrower, Investment Manager and Lender have entered into that certain Credit Agreement, dated July 21, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”). Lender has extended credit to Borrower for the purposes permitted in the Credit Agreement.

B.    Borrower has requested that the Investment Manager and Lender make certain revisions to the Credit Agreement as more fully set forth herein.

C.    Although the Investment Manager and Lender are under no obligation to do so, the Investment Manager and Lender are willing to so amend the Credit Agreement on the terms and conditions set forth in this Agreement, so long as Borrower complies with those terms, covenants, and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Credit Agreement.

2.    Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

3.    Amendments to Credit Agreement.

3.1    Definitions. The following definitions in Annex A to the Credit Agreement are amended by deleting them in their entirety and replacing them with the following:

“Interest Rate” is a fixed per annum rate equal to the following: (a) unless Borrower is Reduced Pricing Eligible, thirteen and one quarter of one percent (13.25%); provided, however, if Borrower raises at least Seventy-Five Million Dollars ($75,000,000) from its Initial Public Offering, such rate shall instead be twelve and three quarters of one percent (12.75%); and (b) when Borrower is Reduced Pricing Eligible, eleven and one quarter of one percent (11.25%).

“Liquidity Event” means a Change of Control.

4.    Representations and Warranties. To induce Investment Manager and Lender to enter into this Agreement, Borrower hereby represents and warrants to Investment Manager and Lender as follows:

4.1    Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing; and

4.2    Borrower has the power and due authority to execute and deliver this Agreement.

5.    Prior Agreement. The Credit Agreement is hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Credit Agreement. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Maryland, without regards to conflicts of laws principles.

7.    Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

8.    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon (a) the execution of a counterpart hereof by each of the parties hereto, and (b) Borrower’s payment of Investment Manager’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

CARDLYTICS, INC.

By:	/s/ David Evans
	Name:	David Evans
	Title:	CFO

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/ Thomas Bain
	Name:	Thomas Bain
	Title:	Managing Director

NATIONAL ELECTRICAL BENEFIT FUND, as Lender

By:	Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

By:	/s/ Christopher Doherty
	Name:	Christopher Doherty
	Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into this 5th day of June, 2017, by and among CARDLYTICS, INC., a Delaware corporation (“Borrower”), COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as investment manager (“Investment Manager”), and NATIONAL ELECTRICAL BENEFIT FUND, as lender (“Lender”).

Recitals

A.    Borrower, Investment Manager and Lender have entered into that certain Credit Agreement, dated July 21, 2016 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”). Lender has extended credit to Borrower for the purposes permitted in the Credit Agreement.

B.    Borrower has requested that the Investment Manager and Lender make (i) an additional Loan to Borrower and (ii) certain other revisions to the Credit Agreement as more fully set forth herein.

C.    Although the Investment Manager and Lender are under no obligation to do so, the Investment Manager and Lender are willing to so amend the Credit Agreement on the terms and conditions set forth in this Agreement, so long as Borrower complies with those terms, covenants, and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Credit Agreement.

2.    Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

3.    Amendments to Credit Agreement.

3.1    Section 1.1(a) (Loan).

(a)    Section 1.1 of the Credit Agreement is amended by deleting Section 1.1(a)(i) in its entirety and replacing it with the following:

(i)    Note and Draw Period. Borrower has executed and delivered to Lender a senior subordinated secured promissory note in the form of note attached hereto as Exhibit 1.1, payable to the order of Lender in the principal amount of Twenty-Nine Million Dollars ($29,000,000) (the “Note”). Subject to the terms and conditions of this Agreement, during the Draw Period, Lender shall make Loans to Borrower not exceeding Twenty-Nine Million Dollars ($29,000,000) in the aggregate (the “Loan Amount Maximum”). When repaid, no Loan may be re-borrowed.

(b)    Section 1.1 of the Credit Agreement is further amended by adding the following at the end of Section 1.1(a)(iii):

Lender shall make one (1) additional Loan to Borrower (the “Supplemental Subsequent Loan”) no later than June 30, 2017 in the principal amount of up to Five Million Dollars ($5,000,000).

3.2    Section 1.2 (Warrant). Section 1.2 of the Credit Agreement is amended by re-numbering the existing text therein as Section 1.2.1 and adding the following at the end thereof as Section 1.2.2:

1.2.2    Supplemental Warrant. On June 5, 2017 (the “Supplemental Closing Date”), Borrower shall issue to Lender, as part of its inducement to make the Supplemental Subsequent Loan, a warrant (the “Supplemental Warrant”, and together with the Warrant in Section 1.2.1, collectively, the “Warrant”) entitling Lender to purchase, at an exercise price of $6.92 per share, 70,000 shares of Borrower’s Common Stock, all of which will be issued and fully vested on the Supplemental Closing Date. The Warrant shall be in the form attached hereto as Exhibit 1.2.2. Borrower and Lender, as a result of arm’s length bargaining, agree that:

(a)    Neither Lender, Investment Manager nor any affiliated company of Lender or Investment Manager has rendered any services to Borrower in connection with this Agreement;

(b)    The Warrant is not being issued as compensation; and

(c)    All tax returns and other information return of each party relative to this Agreement and the Supplemental Note and the Supplemental Warrant issued pursuant hereto shall consistently reflect the matters agreed to in (a) and (b) above.

3.3    Section 1.5 (Facility Fee). At the time the Supplemental Subsequent Loan is requested, Borrower shall pay to Investment Manager, for the benefit of Lender, a fully earned, non-refundable facility fee equal to One Hundred Thousand Dollars ($100,000) (the “Supplemental Facility Fee”). The definition of “Facility Fee” in Section 1.5 shall hereinafter be deemed to include the Supplemental Facility Fee.

3.4    Exhibit 1.1 (Note). The Credit Agreement is amended by deleting Exhibit 1.1 thereto in its entirety and replacing it with Exhibit 1.1 attached hereto.

3.5    Exhibit 1.2.2 (Supplemental Warrant). The Credit Agreement is amended by adding Exhibit 1.2.2 attached hereto to the Credit Agreement as Exhibit 1.2.2 thereto.

2

4.    Representations and Warranties. To induce Investment Manager and Lender to enter into this Agreement, Borrower hereby represents and warrants to Investment Manager and Lender as follows:

4.1    Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing; and

4.2    Borrower has the power and due authority to execute and deliver this Agreement.

5.    Prior Agreement. The Credit Agreement is hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Credit Agreement. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

6.    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Maryland, without regards to conflicts of laws principles.

7.    Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

8.    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon (a) the execution of a counterpart hereof by each of the parties hereto, (b) the due execution and delivery to Investment Manager of the Note, (c) Investment Manager’s completion of due diligence in a manner satisfactory to Investment Manager, and (d) Borrower’s payment of Investment Manager’s legal fees and expenses in connection with the negotiation and preparation of this Agreement which shall not exceed Ten Thousand Dollars ($10,000).

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

CARDLYTICS, INC.

By:	/s/ David Evans
	Name:	David Evans
	Title:	CFO

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/ Thomas Bain
	Name:	Thomas Bain
	Title:	Managing Director

NATIONAL ELECTRICAL BENEFIT FUND, as Lender

By:	Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

By:	/s/ Christopher Doherty
	Name:	Christopher Doherty
	Title:	Managing Director

[Signature Page to Second Amendment to Credit Agreement]

Exhibit 1.1

Note

Exhibit 1.2.2

Supplemental Warrant